                                                                     Exhibit 3.4

                                     BYLAWS

                                       of

                            AAG GP ACQUISITION CORP.

                        (hereinafter, the "Corporation")

                                    ARTICLE I

                                     OFFICES
                                     -------

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of
Directors may from time to time determine.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS
                             -----------------------

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date, time and place as shall be fixed by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special Meetings of Stockholders, for any
purpose or purposes, may be called by the President, Secretary or Treasurer, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or requested in writing by the holders of not less than
25% of the capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of an Annual Meeting or Special Meeting stating the place, date, and time of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 5. Quorum. Except as otherwise provided by law or by the
Certificate of Incorporation, at any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the capital stock issued and outstanding and entitled to vote thereat shall

                                                                               2

constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders entitled to vote thereat, present in person or represented by proxy, or any officer entitled to preside at or to act as secretary of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section 6. Voting. Except as otherwise provided by law, any matters submitted to any meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock entitled to vote therein. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.

     Section 7. Action by Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     Section 1. Number and Election of Directors. The number of directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The initial directors shall be determined by resolution of the sole incorporator of the Corporation or the Board of Directors, as the case may be.
Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or by the stockholders. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of all directors then in office, or by a sole remaining director, although less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 3. Committees. The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the Delaware
General Corporation Law.

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     Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of
Delaware. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called at any time by the President and shall be called by the President and Secretary if directed by any one director.

     Section 6. Quorum; Board Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the entire Board of Directors shall be the act of the Board of
Directors. If a quorum shall not be present at any meeting of the Board of
Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 8. Compensation. The Corporation shall reimburse the reasonable expenses incurred by members of the Board of Directors in connection with attendance at meetings of the Board of Directors and of any committee on which such member serves; provided, that the foregoing shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 9. Removal. Unless otherwise restricted by the Certificate of
Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

     Section 10. Notices. Whenever written notice is required by law, the
Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

     Section 11. Waivers of Notice. Whenever any notice is required by law, the
Certificate of Incorporation or these bylaws, to be given to any director, member of a committee

                                                                               4

or stockholder, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of
Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of
Directors. The authority, duties or responsibilities of any officer of the
Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of
Directors with or without cause.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of
Directors may modify or abolish any such reserve.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words
"Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                                                               5

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

     Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than by or in the Right of the Corporation. Subject to Section 4 of this Article VI, to the fullest extent permitted by the Delaware General Corporation Law, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the
Right of the Corporation. Subject to Section 4 of this Article VI, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. Costs; Charges and Expenses. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in the defense of any claim, issue or matter therein, that person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by that person or on that person's behalf in connection therewith.

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     Section 4. Authorization of Indemnification. Any indemnification under this
Article VI (unless ordered by a court) shall be made by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders, that indemnification of the director, officer, employee or agent is not proper because that person has not met the applicable standards of conduct set forth in Sections 1 and 2 above.

     Section 5. Good Faith Defined. For purposes of any determination under this
Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of this Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or record given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a Director, officer, employee or agent. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article VI, as the case may be.

     Section 6. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

     Section 7. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in
Sections 1 and 2 above in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in that person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so

                                                                               7

advanced in the event that it shall ultimately be determined as provided elsewhere in this Article VI that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VI. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 7 may be required upon such terms and conditions, if any, as the Board of
Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is party to such action, suit or proceeding.

     Section 8. Procedure for Indemnification. Any indemnification under
Sections 1, 2 or 3 or advance of costs, charges and expenses under Section 7 of this Article VI shall be made promptly, and in any event, within sixty (60)
days, upon the written request of the director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances granted in this Article VI shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the
Corporation denies such request, in whole or part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing that person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for advance costs, charges and expenses under
Section 7 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article VI, but the burden of proving such standard of conduct has not been met shall be on the Corporation.
Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made such a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 9. Non-Exclusivity of Indemnification and Advancement of Expenses.
The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the
Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2

                                                                               8

of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

     Section 10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

     Section 11. Meaning of "Corporation" for Purposes of Article VI. For
purposes of this Article VI, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request for such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 12. Survival of Indemnification and Advancement of Expenses. The
indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

     Section 1. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the majority vote of the entire Board of
Directors.

     Section 2. Entire Board of Directors. As used in this Article VII and in these bylaws generally, the term "entire Board of Directors" means the total number of the directors which the Corporation would have if there were no vacancies.